Exhibit 10.3
April 12, 2010
Lawrence E. Aszmann
c/o of Compellent Technologies, Inc.
7625 Smetana Lane
Eden Prairie, MN 55344
Re: Agreement to Waive Annual Medical Allowance
Dear Larry:
This letter agreement is intended to memorialize your agreement to waive the $1,000 annual allowance for a medical physical examination pursuant to Schedule 2 of that certain Executive Employment Agreement by and between you and Compellent Technologies, Inc., dated February 3, 2010 (the “Employment Agreement”). This letter agreement contains the entire agreement between you and Compellent on this subject and, other than as set forth herein, your Employment Agreement shall remain in full force and effect. This letter agreement can be modified only in a writing signed by you and an officer of Compellent.
     In Witness Whereof, the parties hereto have executed this letter agreement as of the date set forth above.

Compellent Technologies, Inc.

By:	/s/ Philip E. Soran	/s/ Lawrence E. Aszmann

	Philip E. Soran Chairman, President and Chief Executive Officer	Lawrence E. Aszmann Chief Technology Officer